EXHIBIT 10.22

AMENDMENT

to

GROUP DISABILITY INCOME REINSURANCE AGREEMENT

(“Agreement”)

between

STANDARD INSURANCE COMPANY

Portland, Oregon

(“Standard”)

and

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

Milwaukee, Wisconsin

(“Northwestern Mutual”)

Effective January 1, 2005, in consideration of the mutual covenants, conditions, and agreements between the parties, Northwestern Mutual and Standard agree as follows:

1. The attached Exhibit B (Effective January 1, 2005) shall replace the existing Exhibit B in its entirety.

2.     (a) As detailed in subsection (b) below, any calculations involving Exhibit B performed for services rendered on or after January 1, 2005 shall be recalculated using the attached Exhibit B. The entire financial impact of the retroactive application of formula in the attached Exhibit B will be reflected in the April, 2005 financial settlements between the parties.

(b) With the exception of Commission Expense and Acquisition Expense, all elements of the formula in the attached Exhibit B will be implemented as if they had been in use as of January 1, 2005. Commission Expense will be implemented as if it had been in use from the last policy anniversary for each policy. Acquisition Expense will be implemented as if it had been in use as of April 1, 2005.

This Amendment is executed in duplicate by the duly authorized agents of NML and Reinsurer. All other terms and provisions of the Agreement not specifically and expressly modified by this Amendment shall remain in full force and effect.

STANDARD INSURANCE COMPANY		THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ DAVID G. FITZPATRICK	By:	/s/ WILLIAM C. KOENIG
	David G. Fitzpatrick		William C. Koenig
	Vice President and Group Actuary		Sr. Vice President and Chief Actuary
Employee Benefits – Insurance Division

Note: Exhibit B (Effective January 1, 2005) is excluded from this filing. A supplemental copy of this exhibit will be furnished to the Commission upon request.